UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 24, 2017

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2017, the Board of Directors (the “Board”) of Darling Ingredients Inc. (the "Company") approved amendments (the “Amendments”) to the Company’s Amended and Restated Bylaws (the “Bylaws”). The disclosure in this Item 5.03 describes the Amendments. This description does not purport to be complete, and is qualified in its entirety by reference to the full text of the Bylaws, as amended, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Amendments became effective immediately upon their adoption by the Board.

Special Meetings. The Amendments update and clarify provisions in the Bylaws that give stockholders the right to call a special meeting. The Bylaws provide that stockholders who hold, in the aggregate, at least 10% of the voting power of the outstanding shares of capital stock of the Company may, subject to the requirements of the Bylaws, call a special meeting. The Amendments clarify that such stockholders must have held such shares in a “net long position” for at least one year as of the record date for such meeting. For this purpose, “net long position” means those shares of capital stock of the Company as to which the stockholder in question possesses directly or indirectly (i) the sole power to vote or direct the voting, (ii) the sole economic incidents of ownership (including the sole right to profits and the sole risk of loss), and (iii) the sole power to dispose of or direct the disposition. The number of shares of capital stock calculated in accordance with the foregoing clauses (i), (ii) and (iii) shall not include any shares of capital stock (x) sold by such stockholder in any transaction that has not been settled or closed, (y) borrowed by such stockholder for any purposes or purchased by such stockholder pursuant to an agreement to resell or (z) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of capital stock of the Company or with cash based on the notional amount of shares of capital stock subject thereto, in any such case which in the sole judgment of the Board has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares, (B) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such stockholder or (C) directly or indirectly hedging or transferring the economic consequences of ownership of the shares of capital stock of the Company in question. In addition, the Amendments modify Section 2.2(f) of the Bylaws to clarify the circumstances in which stockholders may be limited in calling a special meeting.

Exclusive Forum. The Amendments add an exclusive forum provision to the Bylaws. Pursuant to that provision, unless a majority of the board of directors, acting on behalf of the Company, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws (in each case, as may be amended from time to time) or (iv) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

Miscellaneous Provisions. The Amendments also made certain other immaterial enhancements and technical changes.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Darling Ingredients Inc. (amended and restated as of February 24, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: March 1, 2017	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Darling Ingredients Inc. (amended and restated as of February 24, 2017).

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